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               Exhibit 11

Statement Re:  Computation of Earnings per Share
                                             For The Three Months               For The Six Months
                                                 Ended June 30                      Ended June 30
                                             1994            1993               1994            1993
PRIMARY:

Average Shares Outstanding                   17,165,000      17,237,000         17,207,000      17,232,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                            93,000         108,000             95,000         117,000
                                           ------------    ------------       ------------    ------------
Total                                        17,258,000      17,345,000         17,302,000      17,349,000
                                           ============    ============       ============    ============
Net Income                                  $12,049,000     $10,659,000        $22,880,000     $20,497,000

Per Share Amount                                  $0.70           $0.61              $1.32           $1.18
                                           ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding                   17,165,000      17,237,000         17,207,000      17,232,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           102,000         108,000            105,000         117,000
                                           ------------    ------------       ------------    ------------
Total                                        17,267,000      17,345,000         17,312,000      17,349,000
                                           ============    ============       ============    ============
Net Income                                  $12,049,000     $10,659,000        $22,880,000     $20,497,000

Per Share Amount                                  $0.70           $0.61              $1.32           $1.18
                                           ============    ============       ============    ============

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